      As filed with the Securities and Exchange Commission on May 5, 2000
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         EMBARCADERO TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

        DELAWARE                                68-0310015
    (State or Other                          (I.R.S. Employer
    Jurisdiction of                         Identification No.)
    Incorporation or
     Organization)

          425 Market Street, Suite 425, San Francisco, California 94105
                    (Address of Principal Executive Offices)

                   AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                  2000 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
                            (Full Title of the Plans)

                                 Stephen R. Wong
                                    Chairman
                         Embarcadero Technologies, Inc.
                          425 Market Street, Suite 425
                         San Francisco, California 94105
                     (Name and Address of Agent For Service)
                                 (415) 834-3131
          (Telephone Number, Including Area Code, of Agent For Service)


                                   Copies to:

                               STEPHEN C. FERRUOLO
                      HELLER EHRMAN WHITE & MCAULIFFE, LLP
                        4250 EXECUTIVE SQUARE, 7TH FLOOR
                           LA JOLLA, CALIFORNIA 92037
                            TELEPHONE: (858) 450-8400
                            FACSIMILE: (858) 450-8499

                         CALCULATION OF REGISTRATION FEE
================================================================================================================

                                           Amount        Proposed Maximum    Proposed Maximum      Amount of
           Title of Securities              to be         Offering Price         Aggregate       Registration
             to be Registered            Registered        per Share(1)       Offering Price          Fee
----------------------------------------------------------------------------------------------------------------
      Common Stock $0.001 par value      7,033,404        $14.125             $99,346,831.50      $26,228.00
================================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, based on the average of the high and low sale price of the common stock on the Nasdaq National Market on May 3, 2000, as reported in the Wall Street Journal.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated by reference in this registration statement:

         (a) The Registrant's prospectus filed with the Commission pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended (the "Securities Act"), in connection with the Registration Statement on Form S-1 as amended and supplemented from time to time (Registration No. 333-30850) originally filed with the Commission on February 22, 2000, and the Registration Statement on Form S-1 filed with the Commission on April 20, 2000 (Registration No. 333-35190) pursuant to Rule 462(b) of the Securities Act, (collectively, the "Registration Statements") in which there is set forth audited financial statements for the Registrant's fiscal years ended December 31, 1997, December 31, 1998 and December 31, 1999; and

         (b) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statements on Form 8-A (No. 000-018857) filed with the Commission on April 11, 2000, as amended on April 20, 2000, pursuant to Section 12 of the Exchange Act of 1934, as amended (the "Exchange Act").

         All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the Common Stock offered hereby will be passed upon for the Registrant by Heller Ehrman White & McAuliffe, LLP, Palo Alto, California. Heller Ehrman White & McAuliffe, LLP, beneficially owns 1,500 shares of our Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his or her fiduciary duty as a director, except in the case where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation contains a provision that eliminates directors' personal liability as set forth above.

         Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         In addition, Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation provides as follows:

         "NINTH.

                  A. To the fullest extent permitted by applicable law, the corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits the corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to a corporation, its stockholders, and others.

                  B. Any repeal or modification of any of the foregoing provisions of this Article NINTH shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

                  C. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against, any expense, liability or loss reasonably incurred or suffered by such person in connection with his or her service as a director, officer, employee or agent of such entity, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law."

         The Registrant has purchased directors and officers liability insurance which would indemnify the directors and officers of the Registrant against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

              5.1    Opinion of Heller Ehrman White & McAuliffe

             23.1    Consent of PricewaterhouseCoopers LLP

             23.2 Consent of Heller Ehrman White & McAuliffe (filed as part of Exhibit 5.1)

             24      Power of Attorney (page II-4)

             99.1(1) Amended and Restated 1993 Stock Option Plan

             99.2(1)2000 Nonemployee Directors Stock Option Plan

             (1) Incorporated by reference to Registrant's Registration Statements on Form S-1 as amended and supplemented from time to time (Registration No. 333-30850) originally filed with the Commission on February 22, 2000.


ITEM 9.  UNDERTAKINGS

         A.       The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 5th day of May, 2000.

                                 EMBARCADERO TECHNOLOGIES, INC.



                                 By:   /s/ Ellen W. Taylor
                                    --------------------------------------------
                                       Ellen W. Taylor
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Ellen W. Taylor and Raj P. Sabhlok, and each of them, with full power of substitution and full power to act without the other such person's true and lawful attorney-in-fact and agent for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities as of May 5, 2000.


                SIGNATURE                                       TITLE                               DATE
                ---------                                       -----                               ----

/s/ Ellen W. Taylor                         President, Chief Executive Officer              May 5, 2000
-------------------------------------         (Principal Executive Officer)
Ellen W. Taylor

/s/ Raj P. Sabhlok
-------------------------------------       Senior Vice President of Finance and            May 5, 2000
Raj P. Sabhlok                                 Business Development
                                               (Principal Accounting Officer)

/s/ Stephen R. Wong                         Chairman of the Board                           May 5, 2000
-------------------------------------
Stephen R. Wong

/s/ Frank J. Polestra                       Director                                        May 5, 2000
------------------------------------
Frank J. Polestra

/s/ Dennis J. Wong                          Director                                        May 5, 2000
------------------------------------
Dennis J. Wong

/s/ Michael J. Roberts                      Director                                        May 5, 2000
------------------------------------
Michael J. Roberts

                                INDEX TO EXHIBITS


Item No .            Descrption of Items
---------            --------------------
   5.1         Opinion of Heller Ehrman White & McAuliffe

  23.1         Consent of PricewaterhouseCoopers LLP

  23.2         Consent of Heller Ehrman White & McAuliffe (filed as part of Exhibit 5.1)

  24           Power of Attorney (page II-4)

  99.1(1)      Amended and Restated 1993 Stock Option Plan

  99.2(1)      2000 Nonemployee Directors Stock Option Plan

  (1) Incorporated by reference to Registrant's Registration Statements on Form S-1 as amended and supplemented from time to time
               (Registration No. 333-30850) originally filed with the Commission on February 22, 2000.